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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: January 12, 2011
(Date of earliest event reported)

GEORESOURCES, INC.
(Exact name of registrant as specified in its charter)

COLORADO	0-8041	84-050544
(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of incorporation)

110 Cypress Station Drive, Suite 220
Houston, Texas 77090
(Address of principal executive offices) (Zip Code)

(281) 537-9920
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 7.01 REGULATION FD DISCLOSURE.

On January 12, 2011, GeoResources, Inc. (the “Registrant”) issued a press release announcing that it increased the size of its previously announced public offering to 5,360,000 shares, of which 4,500,000 shares will be sold by the Registrant and 860,000 shares will be sold by certain selling shareholders.  Additionally, the Registrant and the selling shareholders granted the underwriters a 30-day option to purchase up to an additional 804,000 shares of common stock on a pro-rata basis.

This information herein and the exhibit attached hereto are furnished pursuant to Item 7.01 of Form 8-K and shall not be deemed to be "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability under that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing. By filing this report on Form 8-K and furnishing this information, the Registrant makes no admission as to the materiality of any information in this report that is required to be disclosed solely by reason of Regulation FD.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

Exhibits:

The following exhibit is included with this Current Report on Form 8-K:

Exhibit No.	Description
99.1	GeoResources, Inc. Press Release dated January 12, 2011.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEORESOURCES, INC.
By:	/s/ Frank A. Lodzinski Frank A. Lodzinski, Chief Executive Officer and President

Dated: January 13, 2011

EXHIBIT INDEX

Exhibit No.	Description
99.1	GeoResources, Inc. Press Release dated January 12, 2011.